Exhibit 99.2

Western Liberty Bancorp

VOTE BY INTERNET OR TELEPHONE QUICK « « « EASY « « « IMMEDIATE

As a stockholder of Western Liberty Bancorp, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on October 16, 2012.

Vote Your Proxy on the Internet: Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Vote Your Proxy by mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY			Please mark your votes like this	☒
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS.

Proposal One:

1. To adopt the Agreement and Plan of Merger, dated as of August 17, 2012, by and between Western Alliance Bancorporation and Western Liberty Bancorp, pursuant to which Western Liberty Bancorp will merge with and into Western Alliance Bancorporation with Western Alliance Bancorporation surviving the merger, as described in the proxy statement/prospectus.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal Two:

2. To vote, on an advisory (nonbinding) basis, to approve the compensation that may be paid or become payable to Western Liberty’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable.

Proposal Three:

3. To approve any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn the special meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the foregoing proposals.

			FOR ☐ FOR ☐	AGAINST ☐ AGAINST ☐	ABSTAIN ☐ ABSTAIN ☐
Label Area 4” x 1 1/2”

PRINT AUTHORIZATION                (THIS BOXED AREA DOES NOT PRINT)

To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval.

SIGNATURE:                                                   DATE:                   TIME:

	UPON FINAL APPROVAL FORWARD INTERNET & TELEPHONE VOTING TO SUNGUARD WITHOUT THE YELLOW BOX, BLUE BOX & CROP MARKS	COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:
Registered Quantity Broker Quantity Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes ☐

Signature	Signature	Date	, 2012.
Note: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for

the Special Meeting of Stockholders to be held October 17, 2012

The Notice and Proxy Statement/Prospectus are available at

http://www.cstproxy.com/westernlibertybancorp/sm2012

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

WESTERN LIBERTY BANCORP

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

October 17, 2012

The undersigned stockholder of Western Liberty Bancorp hereby appoints William E. Martin and Patricia A. Ochal, and each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Special Meeting of Stockholders to be held at 10 a.m., local time, on October 17, 2012, at 8363 W. Sunset Road, Suite 350, Las Vegas, Nevada, 89113 and at any adjournments thereof, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

This proxy, when properly executed, will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE. You may also vote on the Internet and by telephone pursuant to the instructions listed on the reverse side.

PLEASE COMPLETE, DATE AND SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)